Exhibit 10.4

LOAN MODIFICATION AGREEMENT AND

AMENDMENT TO LOAN DOCUMENTS

THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is being entered into as of the 14th day of November, 2017, by and among CONSTRUCTION PARTNERS HOLDINGS, INC., a Delaware corporation, formerly known as Construction Partners, Inc. (“Holdings”); WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation (“Wiregrass Construction”); FRED SMITH CONSTRUCTION, INC., a North Carolina corporation (“Fred Smith Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation (“Roberts Contracting”); EVERETT DYKES GRASSING CO., INC., a Georgia corporation (“Everett Dykes” and together with Holdings, Wiregrass Construction, Fred Smith Construction, FSC and Roberts Contracting, “Borrowers”); CONSTRUCTION PARTNERS, INC., a Delaware corporation, formerly known as SunTx CPI Growth Company, Inc. (“CPI fka SunTx”); COMPASS BANK, a bank organized under the laws of the State of Alabama, as agent for the Lenders and as a Lender and Issuing Bank (“Agent”); and SERVISFIRST BANK, as a Lender (“ServisFirst”). Each of Agent and ServisFirst shall be referred to herein as a “Lender” and collectively, “Lenders”.

P R E A M B L E

Borrowers, together with certain other entities that hereafter may become borrowers under the Credit Agreement, have entered into a Credit Agreement dated as of the 30th day of June, 2017 (as at any time amended, modified, supplemented or restated, the “Credit Agreement”), with Agent and Lenders, pursuant to which Agent and Lenders have agreed to extend to Borrowers, a revolving line of credit in the maximum principal amount of $30,000,000, subject to the terms and conditions contained therein and as such revolving line may be increased from time to time (the “Line of Credit”) and a term loan in the amount of $50,000,000, subject to the terms and conditions contained therein and such term loan may be increased from time to time (the “Term Loan” and together with the Line of Credit, the “Loans”). The Loans are evidenced by, among other things, the Notes and the other Loan Documents as defined in the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Accordingly, the Borrowers, CPI fka SunTx, Agent and Lenders have agreed that the Loan shall be modified, and that the Loan Documents shall be amended as set forth below.

A G R E E M E N T

NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows, notwithstanding anything in the Loan Documents to the contrary:

A. Consent to Name Change. Lenders hereby consent to Construction Partners, Inc. changing its name to Construction Partners Holdings, Inc. and SunTx CPI Growth Company, Inc. changing its name to Construction Partners, Inc.

B. Modification of Loan Documents. The Loan Documents shall be and the same hereby are amended as follows:

(i) Any and all references in the Loan Documents to Construction Partners, Inc. (other than the references set forth in subsection (ii) below, Section (C) of this Agreement, and the Collateral Documents that are being delivered in connection herewith) shall be amended to refer to Construction Partners Holdings, Inc.

(ii) Any and all references in the Loan Documents to SunTX CPI Growth Company, Inc. shall be amended to refer to Construction Partners, Inc.

C. Amendment of Credit Agreement. In addition to the modifications described in Section B above, the Credit Agreement shall be and the same hereby is amended as follows:

(i) The definition of “Approved IPO”, “Change in Control” and “Guarantors” shall be deleted and the following shall be substituted in place thereof:

“Approved IPO” means an Initial Public Offering of Construction Partners Holdings, Inc., or Construction Partners, Inc. on terms and conditions approved by Agent and Lenders prior to such Initial Public Offering, such approval not to be unreasonably withheld.

“Change in Control” means the occurrence after the Closing Date of any of the following: (a) Construction Partners, Inc. ceases to own and control, beneficially and of record, direct or indirectly, all of the Equity Interest in Construction Partners Holdings, Inc., other than in connection with an Approved IPO; (b) Construction Partners Holdings, Inc., ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in each Borrower (other than Construction Partners Holdings, Inc.); (c) for Construction Partners Holdings, Inc., the holders of the Equity Interests of Construction Partners Holdings, Inc., as of the day hereof cease to own and control, beneficially and of record, at least 50% of the Equity Interests in Construction Partners Holdings, Inc., other than in connection with an Approved IPO; (d) for Construction Partners, Inc., the holders of the Equity Interests of Construction Partners, Inc. as of November          , 2017 cease to own and control, beneficially and of record, at least 50% of the Equity Interests in Construction Partners, Inc. other than in connection with an Approved IPO; (e) prior to an Approved IPO, a majority of the board of directors of Construction Partners Holdings, Inc., consists of individuals who were not directors of Construction Partners Holdings, Inc., as of the Closing Date; or (f) prior to an Approved IPO, a majority of the board of directors of Construction Partners, Inc. consists of individuals who were not directors of Construction Partners, Inc. as of November         , 2017. After an Approved IPO and the final determination and election of any new board members to the board of directors of Construction Partners Holdings, Inc., or Construction Partners, Inc., as applicable, as a required consequence of the Approved IPO, with respect to Construction Partners Holdings, Inc., or Construction Partners, Inc. (as applicable depending on which entity undertook the Approved IPO), Change in Control shall mean a majority of the board of directors of Construction Partners Holdings, Inc., or Construction Partners, Inc., as applicable, consists of individuals who were not directors of Construction Partners Holdings, Inc., or Construction Partners, Inc., as applicable, as of the later of the corresponding date two years prior or the date of the Approved IPO.

“Guarantors” means, collectively, Construction Partners, Inc., a Delaware corporation, and all direct and indirect Subsidiaries of a Loan Party that is acquired, formed or otherwise in existence after the Closing Date and required to become a Guarantor pursuant to Section 5.09.

(ii) The definition of “Collateral Documents” shall be amended to include that certain Stock Pledge Agreement dated of even date herewith executed by CPI fka SunTx in favor of Agent, and that certain Security Agreement dated of even date herewith executed by CPI fka SunTx in favor of Agent.

(iii) Section 6.15 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

SECTION 6.15. Modifications of Organizational Documents. No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document without the consent of Agent, which consent shall not be unreasonably withheld; provided, however, that Construction Partners Holdings, Inc., and/or Construction Partners, Inc. may do so in connection with an Approved IPO or subsequent issuance of Equity Interests, subject to the approval of the Agent, not to be unreasonably withheld.

(iv) The following sentence shall be added to Section 6.21(a) (Fixed Charge Coverage Ratio):

The Fixed Charge Coverage Ratio shall be measured quarterly on a rolling four quarter basis.

D. Joinder by CPI fka SunTx. CPI fka SunTx hereby agrees that it is a “Guarantor” under, bound by and subject to all of the provisions of the Credit Agreement, including Article X of the Credit Agreement with the same force and effect as if CPI fka SunTx were an original signatory thereto on the Closing Date, and CPI fka SunTx hereby agrees to abide by and perform all of its obligations as a “Guarantor” under the Credit Agreement, including Article X of the Credit Agreement, and the other Loan Documents. Each reference to “Guarantor” or “Guarantors” in the Credit Agreement and the other Loan Documents shall be understood to mean and include CPI fka SunTx (along with the other Guarantors).

In addition to the provisions of Article X of the Credit Agreement, CPI fka SunTx unconditionally and absolutely guarantees to the Secured Parties the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations of Borrowers or any other Loan Party now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, regardless of whether recovery upon any of such Obligations become barred by any statute of limitations, is void or voidable under any law relating to fraudulent obligations or otherwise, is or becomes invalid or unenforceable for any other reason, or is unrecoverable in any Insolvency Proceeding of a Loan Party (whether pursuant to 11 U.S.C. § 506 or otherwise).

CPI fka SunTx represents and warrants that this Agreement has been duly executed and delivered by CPI fka SunTx and constitutes a legal, valid and binding obligation of CPI fka SunTx enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in proceeding at law or in equity).

CPI fka SunTx agrees to execute any and all additional documents required under the Credit Agreement or reasonably requested by Agent. CPI fka SunTx, jointly and severally with Borrowers and Guarantors, agrees to reimburse Agent and Lenders for their respective out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, including reasonably fees, disbursements and other charges of counsel for Agent and Lenders.

CPI fka SunTx shall receive notices and other communications at the following address:

290 Healthwest Drive Suite 2

Dothan, Alabama 36303

E. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the “Note”, the “Credit Agreement”, or any other “Loan Documents” shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and all of the remaining terms and provisions of the Loan Documents are hereby ratified and confirmed. Borrowers and CPI fka SunTx agree that Loan Documents shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

F. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrowers hereby represent, warrant and certify to Lenders that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrowers have no offsets or claims against any Lender arising under, related to, or connected with the Loan, the Loan Agreement or any of the other Loan Documents. CPI fka SunTx hereby represents that CPI fka SunTx has no offsets or claims against any Lender arising under, related to or connected with the Loan Agreement or any of the other Loan Documents or otherwise.

G. Additional Documentation; Expenses. If requested by Agent, Borrowers and CPI fka SunTx shall provide to Agent (i) certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith; and (ii) all other documents and instruments required by Agent; all in form and substance satisfactory to Agent. Borrowers shall pay any recording and all other expenses incurred by Agent and Borrowers in connection with the modification of the Loans and any other transactions contemplated hereby, including without limitation, any applicable title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

H. Release of Claims. The Borrowers and CPI fka SunTx acknowledge and confirm their obligations to the Lenders for repayment of the Loans and indebtedness evidenced by the Notes (the “Indebtedness”). The Borrowers and CPI fka SunTx further acknowledge and represent that they have no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, the “Loan Defenses”) that can be asserted to reduce or eliminate all or any part of their liability to repay the Indebtedness to the Lenders. To the extent that any such Loan Defenses exist, and for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, they are hereby fully, forever and irrevocably released.

By their execution below, for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and CPI fka SunTx, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby acknowledge and agree that neither the Lenders, nor any of their officers, directors, employees, agents, servants, representatives, attorneys, loan participants, successors, successors-in-interest, predecessors-in-interest and assigns (hereinafter referred to collectively as the “Released Parties”) have interfered with or impaired the acquisition, collection, use, ownership, disposition, disbursement, leasing or sale of any of the collateral which secures the Loan (the “Collateral”), and that neither the Borrowers, nor CPI fka SunTx has any claim of any nature whatsoever, at law, in equity or otherwise, against the Released Parties, or any of them, as a result of any acts or omissions of the Released Parties, or any of them, under the Loan Documents or in connection to the Loans or the Collateral prior to and including the date hereof. Each of the Borrowers and CPI fka SunTx, for themselves and for their respective successors, executors, heirs, administrators, and assigns, hereby unconditionally waive and release the Released Parties, and forever discharge the Released Parties, of and from and against any and all manner of action, suits, claims, counterclaims, causes of action, offsets, deductions, breach or breaches, default or defaults, debts, dues, sums of money, accounts, deposits, damages, expenses, losses, liabilities, costs, expenses, any and all demands whatsoever and compensation of every kind and nature, past, present, and future, known or unknown (herein collectively, “Claims”) that the Borrowers, CPI fka SunTx, or any of the Borrowers’, or any CPI fka SunTx’s successors, successors-in-interest, heirs, executors, administrators, or assigns, or any one of them, can or now have or may have at any time hereafter against the Released Parties, or any of them, by reason of any matter, cause, transaction, occurrence or omission whatsoever, which happened or has happened on or before the date of this Agreement, on account of or arising from or which is connected in any manner whatsoever with the Loans, the Indebtedness, the Collateral, the Loan Documents, any related documents, or any and all collateral which has served or is serving as security for the Loans or the Loan Documents, or which is related to any and all transactions and dealings with among Lenders, the Borrowers and/or CPI fka SunTx, or any other matter or thing that has occurred before the signing of the Agreement, known or unknown. Any and all such Claims are hereby declared to be satisfied and settled, and the Borrowers and CPI fka SunTx, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby discharge the Released Parties from any liability with respect to any and all such Claims.

I. Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

J. Counterparts. This document may be executed in any number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) document and agreement, but in making proof of this document, it shall not be necessary to produce or account for more than one such counterpart, and counterpart pages may be combined into one single document.

This Agreement is intended to take effect as a sealed instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective Responsible Officers effective as of the day and year first above written.

CONSTRUCTION PARTNERS HOLDINGS, INC., a Delaware corporation, formerly known as Construction Partners, Inc.		WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation		FRED SMITH CONSTRUCTION, INC., a North Carolina corporation

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

EVERETT DYKES GRASSING CO., INC., a Georgia corporation		FSC II, LLC, a North Carolina limited liability company

By:	/s/ R. Alan Palmer	By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer	Name:	R. Alan Palmer
Title:	Vice President	Title:	Vice President

CONSTRUCTION PARTNERS, INC., a Delaware corporation, formerly known as SunTx CPI Growth Company, Inc., as a Guarantor

By:	/s/ R. Alan Palmer
Name:	R. Alan Palmer
Title:	Vice President

COMPASS BANK, as Agent, Issuing Bank and a Lender

By:	/s/ John Brown
Name:	John Brown
Title:	Sr. Vice President

SERVISFIRST BANK, as a Lender

By:	/s/ B. Harrison Morris
Name:	B. Harrison Morris
Title:	President & CEO